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              Consent of Independent Certified Public Accountants




We consent to (a) the inclusion in Amendment No. 2 to the Registration Statement of XML-Global Technologies, Inc. on Form SB-2 of our report dated August 14, 2000, relating to the consolidated financial statements of XML-Global Technologies, Inc. and Subsidiaries as of June 30, 2000 and 1999 and for the year ended June 30, 2000 and the period May 18, 1999 (date of inception) to June 30, 1999, and (b) the reference to our firm in the Registration Statement under the caption "Experts."


Moss Adams LLP

Bellingham, Washington
October 2, 2000